Exhibit 10.9

LEASE AGREEMENT

For Property Located at:

5400 S. 122nd E. Ave.

Tulsa, OK 74146

Landlord:

Educational Development Corporation

Tenant:

Hilti Inc.

Dated: December 1, 2015

46. Parking	23
47. Time of Essence	23
48. Submission of Lease	23
49. Patriot Act Representation	23
50. Waiver of Landlord’s Lien	23
51. Landlord’s Security Interest in Tenant’s Property	23
52. Tenants Right to Encumber Tenant’s Personal Property	23

List of Exhibits:

Exhibit A      Legal Description of the Building/Premises

Exhibit B      Permitted Encumbrances

LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease"), made and entered into as of this _____ day of November, 2015 (the "Effective Date"), by and between Educational Development Corporation, a Delaware corporation ("Landlord"), and Hilti, Inc., an Oklahoma corporation ("Tenant").

WITNESSETH:

1.      Premises. Subject to the provisions of this Lease, Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, all those certain buildings and related space, including all adjoining land and parking areas located in Tulsa County, Oklahoma, which is further described on Exhibit A attached hereto, and is more commonly known as 5400 S. 122nd E. Ave., Tulsa, OK 74146, approximately one hundred eighty-one thousand three hundred, (181,300) square feet of Rentable Area (defined below) (collectively all such space is referred to hereinafter as the "Building") and all related improvements including all of the parking, (the Building and all related improvements are sometimes hereinafter defined as the "Premises"). Tenant's right to use the Premises includes the right to use all of the parking spaces shown on Exhibit A. Provided, however, even though the Tenant’s employee cafeteria is located within the Premises, Landlord’s employees will at all times be permitted to utilize said cafeteria (with appropriate security measures to prevent Landlord’s employees from having access to other portions of the Premises).

2.      Acceptance of Premises. Landlord has made no representations or promises with respect to the Premises or this Lease, except as expressly set forth herein.

3.      Term, Early Termination, Extension Option. The term of this Lease shall commence upon the Effective Date and, unless otherwise terminated pursuant to the provisions of this Lease, shall continue in force and effect until 5:00 p.m. on the fifteenth (15th) anniversary date of the Effective Date (the "Term"). Tenant shall have one (1) five (5) year extension option after the expiration of the 15 year Term (the “Option”). In order to exercise the Option, Tenant shall provide 270 days prior written notice to Landlord of Tenant’s desire to exercise the Option. The terms of the Lease during the 5 year extension period shall be the same terms as set forth herein and the Term shall, after the exercise of the Option, include the additional five (5) years.

4.      Surrender of the Premises. Subject to the provisions of this Lease, Tenant shall keep the Premises in good order and repair, and upon the expiration or other termination of this Lease, quit and surrender the Premises to Landlord in the same condition as on the Effective Date, ordinary wear and tear excepted, except as otherwise provided herein.

5.      Holdover. In the event Tenant remains in possession of the Demised Premises after the expiration of the Term of this Lease without the consent of Landlord, Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month at a rental equal to the NNN Base Rental, plus the Adjusted Rental, plus thirty five percent (35%) and the Additional Rental provided in this Lease, and otherwise subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Either party shall have the right to terminate such tenancy upon thirty (30) days' written notice to the other. During the holdover period, Landlord shall have all rights and remedies available to Landlord under this Lease and at law and in equity. Notwithstanding anything contained herein to the contrary, in no event may a month-to-month tenancy be longer than six (6) months immediately following the expiration of the Term.

6.      Rent. During the Term, Tenant shall pay to Landlord at Landlord's office or at such other place as Landlord may from time to time designate in writing, the “Rent" (defined below) together with any other charges which may become due to Landlord under this Lease as follows:

(a)      NNN Base Rental. “NNN Base Rental” shall mean, beginning upon the Effective Date and continuing for the Term of this Lease, an amount of $105,758.92 per month. Said rent is calculated at the rate of $7.00 per square foot per year based upon a square footage of 181,300 square feet. Tenant shall pay one (1) full month’s NNN Base Rental on the Effective Date applicable to the first month’s Rent due under this Lease regardless of the day of the month of the Effective Date of this Lease. If the Effective Date is a date which is any day other than the first day of the month, the second month’s Rent shall be prorated to give Tenant credit for the amount of money paid for the number of days in the first month prior to the Effective Date for which NNN Base Rental was paid. Further, Rent shall be pro-rated at the end of the Term for any portion of a month at the end of the Term.

(b)      Rent Increase. Beginning twelve (12) months after the Effective Date, the NNN Base Rental shall be increased by an adjustment equal to two percent (2.0%) (the "Adjusted Rental") per year which adjustment shall be effective on each annual anniversary of the Effective Date. Tenant covenants and agrees that the NNN Base Rental, as increased by the Adjusted Rental, shall thereafter be payable hereunder until the next escalation pursuant to the terms of this Lease. Any delay or failure of Landlord in computing or billing Tenant for the Adjusted Rental as provided herein shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay the Adjusted Rental. Tenant's obligation to pay the Adjusted Rental pursuant hereto shall continue and shall cover all periods up to the date that this Lease is to expire and shall survive any expiration, termination or renewal of this Lease. The NNN Base Rental together with the Adjusted Rental is sometimes referred to herein as (the

“Rent”).

(c)      Operating Expenses. This is an absolute triple net Lease. Tenant covenants and agrees to pay directly to the third parties engaged by Tenant (and not to the Landlord), the following: (i) expenses incurred by Tenant in connection with the day-to-day operation, maintenance, day-to-day repair, use or occupation of the Premises, including parking lot security expense (if any), parking lot and grounds maintenance, janitorial, (ii) real estate taxes, assessments and other impositions, (iii) utility charges, and (iv) premiums for insurance. Operating Expenses shall also include 100% of the costs of Tenant related to the cafeteria, including but not limited to, Landlord’s payments to the employee cafeteria concessionaire. By way of further clarity with respect to the payment of Operating Expenses, Tenant and Landlord will each pay 100% of the costs of janitorial services for their respective spaces without reimbursement from the other party. Similarly, Landlord will pay 100% of the ad valorem taxes for the Corporate Campus and will be reimbursed by Tenant for 30% of said annual tax liability. Operating Expenses shall not include: capital reserve for all structural and non-structural capital improvements and replacement costs.

(d)      Late Charge/Default Rate. Anything to the contrary contained in this Lease notwithstanding, in the event any payment of Rent is more than five (5) days past due, an administrative charge equal to five percent (5%) of such past due sum shall be due and payable by Tenant to Landlord, upon written demand (provided, that Landlord will give Tenant notice of any past due Rent and the late charge will not apply unless Tenant has previously been more than five days late in payment during the prior twelve months). The parties have agreed that said 5% charge bears a reasonable relationship to Landlords costs and expenses which relate to such a breach. In addition, any sum more than thirty (30) days past due shall bear interest at the rate of ten percent (10%) per annum (the "Default Rate") until paid in full, with said interest to be due and payable by Tenant to Landlord, upon written demand.

(e)      Security Deposit. Upon the Tenant’s execution of this Lease, Tenant shall deposit with Landlord a cash sum in the amount of one month’s rent or $105,758.92 (the “Security Deposit”). Landlord shall hold the Security Deposit as security for the performance of Tenant’s obligations under this Lease. If Tenant defaults as to any provision of this Lease, Landlord may, without prejudice to any other remedy it has, pay from the Security Deposit only those sums reasonably necessary to (i) remedy defaults in the payment of any Rent, (ii) repair damage caused by Tenant, or (iii) clean the Premises, if not returned in the condition required under this Lease.

If Landlord disposes of its interest in the Premises, Landlord may deliver or credit the Security Deposit to Landlord’s successor in interest in the Premises. However, Landlord shall only be relieved of responsibility for the Security Deposit if Landlord and Landlord’s successor jointly provide written notice to Tenant acknowledging the transfer of the Security Deposit and providing that Landlord’s successor is responsible for the return of such Security Deposit to Tenant, subject to the provisions hereof, upon the expiration of the Term.

Tenant is not entitled to any interest on the Security Deposit.

The Security Deposit shall be returned by Landlord to Tenant on the following dates in the following amounts as long as Tenant is not in default of this Lease when a payment is due:

(i)      $105,758.92 on or before 30 days following the expiration or termination of the Term.

If Tenant is in default of this Lease when a portion of the Security Deposit is to be returned to Tenant pursuant to the schedule above, Landlord may deduct from the amounts to be returned an amount which Landlord reasonable believes it is entitled pursuant to this Lease. In that event, Landlord shall return the unused portion of the Security Deposit to Tenant within thirty (30) days after expiration or termination of the Term as long as Tenant is not then in default of this Lease. Any deductions from the Security Deposit shall be accompanied by a written notice from Landlord to Tenant specifying the amount to be deducted from the Security Deposit and why, along with a commercially reasonable substantiation of the amounts due, including copies of any invoices.

7.      Improvements and Alterations. Tenant at its sole cost and expense shall have the right, from time to time, to make improvements or alterations to the Premises, subject to the following conditions:

(a)      No improvement or alteration shall at any time be made which shall impair the structural soundness or diminish the value of the Premises.

(b)      No structural improvement or alteration involving an expenditure in excess of Fifty Thousand and No/100 Dollars ($50,000.00) shall be made without first obtaining Landlord's written approval of the plans therefore; provided, such approval shall not be unreasonably withheld, conditioned or delayed by Landlord. Tenant shall furthermore first obtain Landlord's written approval before any modification or changes are made in such plans after Landlord's approval thereof.

(c)      No improvement or alteration shall be undertaken until Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

(d)      All work done in connection with any improvements or alterations shall be done in a good and workmanlike manner and in compliance with all building and zoning laws, and with all other laws, ordinances, rules, and requirements of any Federal, state or municipal government or agency having jurisdiction.

(e)      Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant, and Tenant shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event Tenant shall not, within twenty (20) days following the imposition of any such lien, cause such lien to be released of record by payment or posting a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred in connection therewith, including attorneys' and experts fees and costs, shall be payable to Landlord by Tenant on demand with interest at the Default Rate from the date payment of such obligation is due and payable.

(f)      Any improvements to or alteration of the Premises, except moveable furniture, fixtures, equipment placed by Tenant in the Building (which shall remain the property of Tenant), shall at once become the absolute property of Landlord and remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease without disturbance or injury.

The provisions of this Paragraph 7 do not apply to Capital Expenditures made pursuant to Paragraph 8 below.

8.      Repairs/Maintenance. Tenant shall, at Tenant’s sole cost and expense, maintain and repair (subject to ordinary wear and tear) the following portions of the Premises: the exterior of the Building, entrances, exits, structural components, all exterior walls, plate glass, the foundation, the roof, all major Building systems, including all mechanical, electrical, plumbing, HVAC and emergency generator systems. For purposes of clarity, the Tenant’s obligations set forth in this paragraph shall include the separate building located on the south side of the “Corporate Campus” of which Premises are a part and in which the boilers are located, and shall further include all underground lines originating in the boiler building and serving both the Premises and the non-leased space owned by Landlord; provided, that if Landlord or a tenant of Landlord elects to install additional air conditioning in that part of the Corporate Campus occupied by it, then all incremental cost for such air conditioning will be borne by Landlord or such tenant , and Tenant will have no responsibility for such incremental air conditioning expense.

All repairs, replacements, and renewals shall be at least equal in quality of materials and workmanship to that originally existing in the Premises. Tenant shall not cause or permit any waste to the Premises.

9.      Non-Terminable. Except as otherwise provided herein, Tenant shall not have any right to terminate this Lease during the Term. Except as otherwise provided herein, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Premises for any reason, including the following: (i) any damage to or destruction of any of the Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Premises, (iv) Tenant's acquisition of ownership of any of the Premises, (v) any default on the part of Landlord under this Lease or under any other agreement, (vi) any latent or other defect in, or any theft or loss of any of the Premises, (vii) the breach of any guaranties of any manufacturer, engineer, contractor or builder of any of the improvements or equipment, or (viii) any other cause, whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that all Rent payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant under this Lease shall continue unaffected.

10.      Loss or Damage and Insurance. Landlord shall not be liable for any damage to property in the Premises or on or near the Premises caused by gas, smoke, steam, electricity, ice, rain, or snow which may leak from any part of the Premises, or from pipes, appliances or plumbing works. Landlord shall not be liable for any damage to persons or property sustained by Tenant or others due to the Premises or any part thereof being out of repair or due to the happening of accident in or about the Premises or due to any negligence of any tenant or occupant of the Premises, or any other person.

Tenant shall indemnify, defend and hold harmless Landlord of and from any and all suits, claims, actions, causes of action, costs, losses, expenses or damages, including attorney's and expert fees, relating to, in connection with, or arising out of or resulting from the use and enjoyment of the Premises and all privileges granted herein by this Lease to Tenant, with respect to all persons, including all agents, employees, servants or invitees of Tenant, as well as all property, whether emanating by way of intentional acts, negligence, non-performance or strict liability.

11.      Insurance Requirements.

(a) During the Term of this Lease and not fewer than ten (10) business days prior to any entry into the Premises by Tenant, its employees, agents, representatives, or invitees, which entry occurs prior to the Effective Date, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for.

(i) Commercial general liability insurance covering the Premises and Tenant's use thereof against claims, for the Premises, to afford protection with limits for each occurrence, of not less than Five Million and No/100 Dollars ($5,000,000.00) combined single limit bodily injury and property damage per occurrence and in the aggregate and a deductible of not more than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00). Such limits may be met in combination with Tenant's umbrella/excess insurance.

(ii) (A) Insurance on the "All-Risk" or equivalent form (including coverage for fire, extended coverage, vandalism, malicious mischief and perils broadened to include the so-called "all risk of physical loss", wind/hail, named windstorm, law and ordinance, demolition, and increased cost of construction) on a replacement cost basis against loss or damage to the Premises (including, without in any manner limiting the generality of the foregoing, insurance for collapse due to faulty construction, workmanship or design, and/or flood insurance if the Premises are located in a flood hazard area or such additional insurance as may be required by any mortgagee with a first lien loan secured by the Premises), having a reasonable deductible approved by Landlord; and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, without deduction for depreciation, but in any event in amounts not less than the greater of (1) one hundred percent (100%) of the actual replacement value of the Premises, all structural, roof, exterior skin, entrances and exits, conveyor systems, and Building systems (HVAC, plumbing and electrical), and Tenant's personal property on the Premises including inventory, trade fixtures, floor coverings and furnishings, or (2) the full face amount of any first lien loan secured by the Premises. Such insurance shall also include terrorism coverage;

(B) boiler and machinery or equipment breakdown insurance covering property damage to the Premises and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Landlord may require. The policy shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense in an amount usual and customary for similar risks, or as determined by Landlord, and having a reasonable deductible approved by Landlord; coverage shall be on a broad form comprehensive basis;

(C)      (x)             worker's compensation insurance to the extent required by the laws of the state in which the Premises are located; and

           (y)             employer's liability insurance with limits not less than One Million and No/100 Dollars ($1,000,000.00) per accident/disease/employee.

(D)      business income/business interruption insurance and extra expense coverage with coverage that will reimburse Tenant for all direct and indirect loss of income and changes and costs incurred arising out of all named perils insured against by Tenant's policies of property insurance, including prevention of, or denial of use or access to, all or part of the Premises as a result of those named perils. The business income insurance coverage must provide coverage for no less than twelve (12) months of the loss of income, charges and costs contemplated under this Lease;

(E)      whenever Tenant shall be engaged in making any alterations, repairs or construction work of any kind, Tenant shall cause its contractors to obtain completed value builder's risk insurance and contractors shall obtain worker's compensation insurance as required by state and including Employer’s Liability insurance with limits not less than One Million and No/100 Dollars ($1,000,000.00) per accident/disease/employee;

(b) All policies of the insurance provided for in this Section 11 shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A", in the most current available "Best's Insurance Reports", with a financial size reasonably consistent with the size and nature of the risk being insured and licensed to do business in the state in which the Premises are located. Tenant shall provide to Landlord a certificate (executed by a duly authorized agent of the appropriate insurance broker or agent) which shall evidence the existence of all insurance required by this Section 11, in the form required and with applicable endorsements as necessary attached thereto. Each and every such policy:

(i) shall name Landlord, any mortgagee and any other party reasonably designated by Landlord, as an additional insured and/or mortgagee with mortgagee endorsement with respect to casualty and business interruption or rental insurance policies. In addition, the coverage described in Section 11(a)(ii) shall also name Landlord and any mortgagee designated by Landlord as loss payee. This does not apply to worker’s compensation and employer’s liability;

(ii) shall be evidenced by a Certificate of Insurance or Evidence of Property Insurance and delivered to Landlord prior to delivery of possession of the Premises to Tenant and thereafter prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate;

(iii) shall contain a provision that the insurer waives any right of subrogation against Landlord; and

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c) Any insurance provided for in Section 11(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insured; provided, however, that:

(i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured and a loss payee thereunder as its interest may appear. This does not apply to worker’s compensation and employer’s liability;

(ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance; and

(iii) the requirements set forth in this Section 11 are otherwise satisfied.

(d) In the event that Tenant shall fail to carry and maintain the insurance coverage set forth in this Section 11, Landlord may procure such policies of insurance and Tenant shall promptly reimburse Landlord therefore.

(e) Landlord may, at any time but no more often than annually (except that any such review may be required at any time in the case of an alteration to the Premises which has an aggregate cost greater than Fifty Thousand and No/100 Dollars ($50,000.00)), require a review of the insurance coverage and limits of liability to determine whether (i) the coverage and the limits are reasonable and adequate in the then existing circumstances and consistent with comparable facilities in the State of Oklahoma, and (ii) such coverage and limits satisfy the requirements of any mortgage with respect to the Premises. The review shall be undertaken on a date and at a time set forth in a Landlord's notice requesting a review and shall be conducted at the Premises. If Landlord's review determines that the coverage and limits do not meet the aforementioned standards, Landlord shall have the right to require Tenant to increase, add or adjust such coverage and limits to comply with such prevailing market standard or to comply with the requirements of any such mortgage.

Not less than five (5) days prior to the expiration or cancellation of any such policy or policies, evidence of the renewal of such policy or policies, or a new certificate, for the renewal period or new policy, as the case may be, shall be delivered to Landlord. All policies shall be written as primary policies, not contributing with and not for amounts only in excess of any coverage which Landlord may carry.

12.      Waiver of Subrogation. Each party hereby waives every right or cause of action for the events which occur or accrue during the term for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, "all risk" or similar policies covering real property, personal property or business interruption insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Each party will give its insurance carrier written notice of the terms of such mutual waiver, and the insurance policies will be properly endorsed, if necessary, to prevent the invalidation of coverage by reason of said waiver.

13.      Use of Premises. The Premises may be used and occupied by Tenant for any lawful purpose. The Premises may be used only for such purposes as shall not conflict with the Lease covenants. Tenant shall not commit or allow upon the Premises any nuisance or other act in violation of public policy. If Tenant uses the Premises in any manner which increases the premium rate for any kind of insurance maintained by Tenant affecting the Premises, then, the amount of the increase in the premium shall be paid by Tenant.

14.      Utilities. Tenant shall pay, directly to the appropriate utility company, all charges for all utilities used by Tenant in the Premises, including but not limited to water, gas, electrical and sewer services (the “Utilities”). Landlord shall cooperate with Tenant to cause all Utilities to be put in the name of Tenant, with all bills for all Utilities being sent directly to Tenant. Tenant shall also contract for and shall pay the cost of refuse and rubbish removal directly to the provider of such service. Any utility charge that is not separately metered shall be 70% the responsibility of the Tenant and 30% the responsibility of the Landlord. Further, Tenant shall pay, without reimbursement, 100% of the costs of the boiler facility located on the south side of the Corporate Campus, including all boilers and equipment located therein, and all piping emanating therefrom; provided, that if Landlord or a tenant of Landlord elects to install additional air conditioning in that part of the Corporate Campus occupied by it, then all incremental cost for such air conditioning will be borne by Landlord or such tenant , and Tenant will have no responsibility for such incremental air conditioning expense.

15.      Tenant to Comply with Matters of Record. During the Term, Tenant’s use of the Premises shall not violate any documents governing the use of the Premises which are filed of public record as of the Effective Date as described on Exhibit B hereto (the "Permitted Encumbrances"). Tenant shall indemnify, defend and hold Landlord harmless from any claim, loss or damage suffered by Landlord by reason of Tenant's violation of the use restrictions contained in the Permitted Encumbrances during the Term. This provision shall expressly exclude, and Tenant shall not be obligated for, the payment of any indebtedness owed by Landlord which is secured by the Premises.

16.      Enjoyment of Premises, Quiet Possession. Tenant shall have the peaceful and quiet enjoyment of the Premises for the Term unless Tenant has committed an Event of Default hereunder and such Event of Default is continuing.

17.      Assignment and Subletting, Transfer of Interest.

(a) Tenant shall not assign this Lease or sublet the Premises or any part thereof without the written consent of Landlord which consent may not be unreasonably withheld, conditioned or delayed by Landlord. Notwithstanding the above, Landlord's consent to a proposed assignment or sublease shall not be required so long as the proposed assignee or sublessee shall (i) have a tangible net worth equal to the net worth of the Tenant named herein at the time of the execution of this Lease, or (ii) deliver to Landlord a letter of credit in an amount equal to one year's Rent (attributable to the portion of the Lease being assigned or the portion of the Premises being sublet) at the time of such assignment or sublet, or (iii) be entering into the sublet or assignment as part of the sale by Tenant of substantially all of the assets of Tenant. Any request by Tenant of Landlord for Landlord's consent to a sublease or assignment, if required, must be accompanied by a true and complete copy of a draft of the sublease or assignment which Tenant proposes to execute with the proposed sublessee or assignee. Notwithstanding the foregoing, an assignment or sublet shall not relieve Tenant from its liability or obligations under this Lease and, notwithstanding such assignment or sublet, Tenant shall continue to remain fully liable for all liabilities and obligations under this Lease.

(b) The transfer of an interest in Tenant, including the transfer of a controlling interest in Tenant, shall not be deemed to be an assignment of this Lease subject to the provisions of 17(a) above and any such a transfer of an interest in Tenant shall not require the consent of Landlord.

18.      Removal of Personal Property. Tenant may remove all personal property and those items allowed to be removed as specified in Section 7(f) which Tenant has placed in the Premises, provided Tenant repairs all damages to the Premises caused by such removal. If Tenant shall fail to remove all such property from the Premises upon the termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose and store it without liability to Tenant for loss thereof. In such event, Tenant shall pay to Landlord on demand any and all expenses incurred in the removal of any personal property which Tenant has placed in the Premise after the Effective Date (but not the cost of removal of personal property which was in the Premise prior to the Effective Date), including court costs, attorney's fees, and storage charges for the length of time the same shall be in Landlord's possession. Alternatively, Landlord may, at its option and to the extent permitted under law, without notice, sell the property or any part thereof at a private sale for such price as Landlord may obtain, and apply the proceeds of the sale to any amounts due under this Lease and the expenses incident to removal and sale of said property.

19.      Property and Improvements at Tenant's Risk. Except as otherwise provided herein, all personal property, betterments and improvements in the Premises, or related facilities, whether owned, leased or installed by Landlord, Tenant or any other person, are at Tenant's sole risk, and Landlord shall not be responsible or liable for any loss or damage to any property or person on the Premises occasioned by theft, misappropriation, or casualty, provided, however, Landlord shall be liable for the grossly negligent acts or willful misconduct of Landlord or Landlord's agents.

20.      Governmental Regulations. Except for the obligations of Landlord under this Lease, including, without limitation, Paragraph 8 (related to repairs and maintenance), Paragraph 23 (related to the destruction of the Premises) and Paragraph 22 (related to the condemnation of the Premises), from and after the Effective Date and throughout the Term of this Lease, Tenant shall, at Tenant's sole cost and expense, promptly comply, and cause the Premises to comply, with all laws and ordinances and notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions (collectively, "Governmental Requirements"), relating to the Premises, all trade fixtures, all alterations and the use or manner of use of the Premises. Without limiting the generality of the foregoing, Tenant shall keep in force at all times all licenses, consents and permits necessary for its use of the Premises. Tenant shall likewise observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises.

21.      ADA Compliance.    Tenant, as the former owner of the Premises, represents and warrants that the Premises, as of the Effective Date, are in full compliance with the American with Disabilities Act of 1990 (together with all rules and regulations adopted thereunder, the "ADA") and any similar law or the State of Oklahoma, in effect as of the Effective Date. Changes in the ADA after the Effective Date that necessitate changes in the Premises shall be the responsibility of Tenant after the Effective Date, at Tenant’s sole cost and expense, and Tenant shall cause the Premises to comply with such changes in the ADA. At its expense, Tenant will comply with all requirements of ADA with regard to its operations.

Tenant hereby indemnifies Landlord, its affiliates, agents, officers, employees and contractors, for all costs, liabilities and causes of action occurring or arising after the effective date as a result of Tenant's failure to comply with changes in the ADA which are passed after the Effective Date of the Lease which necessitate changes in the Premises after the Effective Date, and Tenant will defend landlord, its affiliates, agents, officers, employees and contractors, against all such costs, liabilities and causes of action.

Tenant hereby indemnifies Landlord, its affiliates, agents, officers, employees and contractors, for all costs, liabilities and causes of action occurring or arising as a result of Tenant's failure to insure that the improvements are in compliance with the ADA as of the Effective Date and Tenant will defend Landlord, its affiliates, agents, officers, employees and contractors, against all such costs, liabilities and causes of action.

22.      Condemnation. If the whole of the Premises, or so much of the Premises as to prevent or substantially impair its use by Tenant during the Lease Term, should be permanently taken under the power of eminent domain or condemnation, or sold to prevent the exercise thereof, then this Lease shall cease as of the date of the taking of possession without further liability upon either Landlord or Tenant.

If all or any portion of the Premises is temporarily taken under the power of eminent domain or condemnation, then this Lease shall continue and Rent and other sums payable by Tenant hereunder shall not be abated to the extent that Tenant receives an award for rental paid by the condemning authority for the Premises during such temporary taking; provided, however, if the temporary taking or condemnation lasts more than ninety (90) days and the Premises or the access to the Premises and the parking available to the Premises, after the taking, would no longer substantially satisfy the requirements to operate Tenant’s business in the Premises as conducted before the temporary taking or condemnation, Tenant shall have the option to terminate this Lease upon fifteen (15) days written notice to Landlord, in which case this Lease shall cease at the expiry of such fifteen (15) days without further liability upon either Landlord or Tenant.

If only a portion of the Premises is permanently taken under the power of eminent domain or condemnation, or sold to prevent the exercise thereof, the rights of Tenant under this Lease and the leasehold estate of Tenant in and to the portion of the property so partially taken or sold shall cease and terminate as of the date of taking or sale, and a proportionate reduction in the Rent and other sums payable by Tenant hereunder shall be made based upon the reduced area and usefulness of the Premises; provided, however, that Tenant may terminate this Lease upon written notice to Landlord provided within fifty (50) days of the partial taking, condemnation or sale, if (i) more than twenty five percent (25%) of the net rentable area of the Premises shall be taken, condemned or sold or (ii) the Premises, after the taking, including (without limitation) access to the Premises and the parking available to the Premises, would no longer substantially satisfy the requirements to operate Tenant’s business in the Premises. If this Lease is not so terminated, Landlord shall promptly, but in no event later than one hundred thirty (130) days after the partial taking, condemnation or sale, restore the portion remaining to an integral unit resembling as much as possible the Premises prior to the taking, except that Landlord shall not be obligated to expend any sum greater than the proceeds actually received by Landlord attributable to such taking, condemnation or sale of a portion of the Premises and Landlord shall have no obligation to restore or repair the contents of the Premises belonging to, possessed or held by Tenant, or any of Tenant’s trade fixtures or other property or contents of the Premises. If the Landlord fails to so restore within one hundred thirty (130) days of the partial taking, condemnation or sale, Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord.

All sums awarded or agreed upon between Landlord and a condemning authority pursuant to this Article, whether as damages or as compensation, will be the sole property of Landlord, subject to deduction for the estate or interest of Tenant, which shall be promptly paid to Tenant, upon Landlord’s receipt thereof. Except as expressly set forth herein, the Tenant shall have no authority or right to negotiate for or be entitled to any sums awarded or agreed upon by reason of any eminent domain or condemnation action or sale to prevent the same and the Landlord is authorized to settle and agree upon any such proceeding and to execute any conveyance in connection therewith which will then constitute a taking by such authority; provided, however, nothing herein shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the taking or condemnation of Tenant’s personal property, fixtures, or for relocation or moving expenses recoverable by Tenant from the condemning authority.

If this Lease should be terminated under any provision of this Article, except as otherwise expressly stated herein, rental shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant an equitable portion of any rental paid in advance but not yet earned by such date to the extent Tenant is not in monetary default of this Lease, and if Tenant is in monetary default, then Landlord shall refund any such portion of advance rental in excess of such monetary default.

For purposes of this Article, the date of a taking, condemnation or sale to prevent a taking or condemnation shall be the later of the date of transfer of title resulting from such taking, condemnation or sale or the date of transfer of possession resulting from such taking, condemnation or sale coupled with Tenant’s dispossession of the Premises.

23.      Destruction or Damage.

(a)     If the Leased Premises are made substantially untenantable by fire or other casualty, Landlord may either elect to: (i) terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to Tenant within ninety (90) calendar days after said date; or (ii) without termination of this Lease, proceed with reasonable diligence, to the extent of available insurance proceeds from Tenant’s insurance company, to repair, restore or rehabilitate the Leased Premises, other than alterations or leasehold improvements paid for by Tenant.

(b)     Further, if all or any part of the Leased Premises are rendered substantially untenantable by fire or other casualty and this Lease is not terminated by Landlord, Rent due hereunder shall not abate for all or said part of the Leased Premises which are untenantable unless and until f twelve (12) months has passed from said fire or other casualty without l the Leased Premises having been substantially repaired and restored. The rationale for the foregoing is that Tenant is required herein to have obtained business income/business interruption insurance with coverage for not less than twelve (12) months, and Tenant hereby agrees to utilize the funds provided by said insurance coverage to pay the NNN Base Rental and Adjusted Rent until the end of said twelve (12) month period of untenantability. After such 12 month period, r, if a portion of the Premises are still untenantable rent shall abate on a pro-rata basis depending on the percentage of the Premises that are still untenantable.

(c)     The Leased Premises shall be deemed substantially untenantable if (i) Landlord is required to expend for repairs more than thirty percent (30%) of the replacement value of the Leased Premises immediately prior to the casualty, or (ii) restoration is not possible in accordance with Landlord’s reasonable estimate, within twelve (12) months following the date the fire or other casualty occurred.

(d)     Consistent with the foregoing, if the Leased Premises are damaged by fire or other casualty, but are not made substantially untenantable, then rent is not abated, and Landlord shall proceed with reasonable diligence, to the extent of available insurance proceeds from Tenant’s insurance company, to repair and restore the Leased Premises, other than alterations or leasehold improvements paid for by Tenant, unless such damage occurs during the last twenty-four (24) months of the Lease Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to Tenant within thirty (30) calendar days after said date.

(e)     Further, the Tenant may not terminate this Lease or repair the Leased Premises at Landlord’s expense as a result of a fire or other casualty, and no damages, compensation or claim shall be payable by Landlord for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Subject to Landlord’s rights and options as provided in this Section, Landlord shall use reasonable efforts to make such repair or restoration promptly and in such manner as will not unreasonably interfere with Tenant’s use and occupancy of the Leased Premises, but Landlord shall not be required to do such repair or restoration work except during ordinary business hours.

24.      Inspection. After 24 hours’ prior written notice, Landlord shall have the right to enter the Premises during business hours to examine the Premises or to make such repairs, additions or alterations as may be required under the Lease or as may be deemed necessary for the safety, comfort or preservation of the Premises, or to exhibit the Premises to prospective purchasers, and, during the last six (6) months of the Term, to prospective tenants; provided, however that any such activities will not unreasonably interfere with Tenant's use of the Premises.

25.      Mortgage. This Lease is and shall remain subject and subordinate to all mortgages affecting the Premises and Tenant shall, within five (5) business days after written request from Landlord, execute and deliver to Landlord such documents evidencing the subordination of this Lease to such mortgages, so long as the holder of such mortgage shall provide non-disturbance language benefitting Tenant. In the event of a default under the terms of any mortgage prior to the expiration of the Term of this Lease, the mortgagee may acquire the leasehold interest of Landlord, and mortgagee shall not disturb the tenancy of Tenant hereunder for the balance of the term of this Lease, including any extensions and renewals thereof upon the same covenants and conditions as are contained herein, and Tenant agrees to make full and complete attornment to such mortgagee, its successors and assigns, for the balance of the term of this Lease, including any extensions and renewals thereof, upon the same covenants and conditions as are contained herein, so as to establish privity of estate between any mortgagee and Tenant with the same force and effect as though this Lease was originally made directly from such mortgagee to Tenant. Landlord represents that any mortgagee and the owner have covenanted that in the event either of them acquires the leasehold interest of Landlord, it will accept Tenant as its lessee for a period equal to the full un-elapsed portion of the term of this Lease, including any extensions and renewals thereof, and upon the same covenants and conditions as are contained herein, and any mortgagee or owner will thereafter become Landlord under this Lease.

26.      Signs. Tenant may not place signs anywhere on the Premises without the consent of Landlord.

27.      Notices. Any written notice required or allowed by this Lease to be given to either Landlord or Tenant shall be deemed given upon (i) delivery by hand, (ii) electronic transmission or (iii) receipt by certified or registered mail, postage prepaid, properly addressed to the parties as follows:

Tenant:                 Hilti, Inc.

5400 S. 122nd E. Ave.

Tulsa, OK 74146

Attn: Eugene Hodel

Email Address: eugene.hodel@hilti.com

Landlord:             Educational Development Corporation

10302 E. 55th Pl.

Tulsa, OK 74146

Attn: Randall White

Email Address: rwhite@edcpub.com

Any consent, approval, notice, request or communication permitted or required under this Lease must be in writing, and shall be given by such party, or by an agent or attorney employed by such party, by United States registered or certified mail, return receipt requested, or by receipted courier, or by hand delivery to the other party's notice addressor at the then effective notice address of the party if such party has given the other party at least fifteen (15) days advance written notice of a change in its effective notice address in accordance with this Article. Notice given by United States registered or certified mail shall be deemed to have been given and received when a registered or certified letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail. Notice given by other permitted means (such as Federal Express or a similar overnight service) shall be deemed to have been given when delivered to and received at the effective notice address of the party to whom it is addressed, whether or not accepted, receipted for or acknowledged; however, any such notice delivered other than during the normal business operating hours of the recipient party (even if the recipient party's office is not open at the particular time) shall be deemed given and received on the next following business day. Brokers. Both Landlord and Tenant represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiations of this Lease that would give rise to a valid claim for commission. Both Landlord and Tenant know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

28.      Estoppel Certificates. Each party agrees to provide to the other within five (5) business days of a written request, a certificate in form and substance reasonably satisfactory to the other party stating (i) that this Lease is in full force and effect; (ii) the term of this Lease; (iii) the date through which rent has been paid; (iv) that there are no defaults existing under this Lease, or, if any default exists, specifying such default and the actions required to cure such default; and (v) such other matters as Landlord or Tenant may reasonably require.

29.      Default. Each of the following shall be an Event of Default by Tenant under the

Lease:

(a) Tenant shall fail to pay any installment of Rent when due and such failure shall continue for a period of five (5) days after written notice from Landlord to Tenant.

(b) Tenant shall fail to performance of any of its other promises, covenants or agreements herein contained (other than the payment of Rent) and shall not cure such failure within thirty (30) days (or such longer period of time) as may be reasonably required provided Tenant commences to cure such failure within thirty (30) days and diligently and continuously prosecutes such cure) after written notice thereof from Landlord to Tenant specifying the particulars of such failure or

(c) Tenant abandons the Premises;

(d) The filing of any petition in bankruptcy or insolvency or for reorganization under the Bankruptcy Code by or against Tenant, or the making of a voluntary assignment by Tenant for the benefit of its general creditors, or the filing by Tenant of any petition for an arrangement or composition under the Bankruptcy Act, or the appointment of a receiver or trustee after notice and hearing to take charge of Tenant’s business, or of any other petition or application seeking relief under any other federal or state laws now or hereafter providing for the relief of debtors, shall automatically constitute a default of this Lease by Tenant for which Landlord may, at any time or times thereafter, at its option exercise any of the remedies and options provided to Landlord in this Section 29 of this Lease for the default of this Lease by Tenant, provided however, that if such petition be filed by a third party against Tenant, who desires in good faith to defend against the same and Tenant is not in any way in default of any obligation hereunder at the time of the filing of such petition, and Tenant within sixty (60) calendar days thereafter procures a final adjudication that it is solvent and a judgment dismissing such petition, this Lease shall be fully reinstated as though such petition had never been filed. In the event of termination as provided for in this Section, Tenant shall pay forthwith to Landlord as actual and as liquidated damages the amounts calculated in accordance with subsections (d)(i) through (v) below. In the event the foregoing provisions pertaining to bankruptcy or insolvency of Tenant are, for any reason, now or hereinafter unenforceable by reason of any federal or state laws, Landlord shall be entitled to exercise such rights as are otherwise provided it under federal or state law with respect to bankruptcy or insolvency of debtors. In the event that Tenant shall file for protection under the Bankruptcy Code now or hereinafter in effect, or a trustee in bankruptcy shall be appointed for Tenant, Landlord and Tenant agree to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one shall have been appointed, assume or reject this Lease within sixty (60) calendar days thereafter.

Upon the occurrence of an Event of Default, Landlord may, in addition to any or all other rights or remedies of Landlord provided by law, without further notice or demand of any kind to Tenant or any other person:

(a) Apply any Security Deposit remaining to cure the Event of Default in compliance with 6(d) of this Lease;

(b) Terminate this Lease by giving written notice to Tenant and to reenter the

Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder; or

(c) Terminate Tenant’s right of possession without declaring this Lease terminated to reenter the Premises and occupy the whole or any part thereof for and on account of Tenant and to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable; or

(d) Terminate this Lease by giving written notice to Tenant even though Landlord may have previously terminated Tenant’s right of possession.

If Landlord reenters the Premises by terminating Tenant’s right of possession under the provisions of subparagraph (c) above, Landlord shall not be deemed to have terminated this Lease, or the liability of Tenant to pay any rental or other charges thereafter accruing, or to have terminated Tenant’s liability for damages under any of the provisions hereof, by any such reentry or by any action, in unlawful detainer or otherwise, to obtain possession of the Premises, unless Landlord shall have notified Tenant in writing that it has so elected to terminate this Lease, and Tenant further covenants that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Oklahoma and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the serving of such notices and such election is evidenced by a written notice to Tenant) be deemed to be a termination of this Lease. In the event of any entry or taking possession of the Premises as aforesaid, Landlord shall have the right, but not the obligation, to remove therefrom all or any part of the personal property located therein and may place the same in storage at a public warehouse at the expense and risk of Tenant.

Should Landlord elect to terminate this Lease pursuant to the provisions of subparagraph (b) or (d) above, Landlord may recover from Tenant as damages, the following:

(i) An amount equal to the worth at the time of award of any unpaid rental which had been earned at the time of such termination; plus

(ii) An amount equal to the worth at the time of award of the amount by which the unpaid rental which would have been earned after termination until the time of award exceeds the amount of such loss Tenant proves could have been reasonably avoided; plus

(iii) An amount equal to the worth at the time of award of the amount by which the unpaid rental for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in (a) retaking possession of the Premises, including reasonable attorneys’ fees therefor, (b) maintaining or preserving the Premises after such default, (c) preparing the Premises for reletting to a new tenant, (d) leasing commissions, or (e) any other costs necessary or appropriate to relet the Premises; plus

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by laws of the State of Oklahoma.

As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the lesser of the maximum lawful rate or eighteen percent. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of award plus one percent (1%).

For all purposes of this Section only, the term “Rental” shall be deemed to be the NNN Base Rental and the Additional Rental. All such sums, other than the NNN Base Rental, shall, for the purpose of calculating any amount due under the provisions of subparagraph (iii) above, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding sixty (60) month period, except that if it becomes necessary to compute such Additional Rental before such a sixty (60) month period has occurred then such Additional Rental shall be computed on the basis of the average monthly amount hereof accruing during such shorter period.

Notwithstanding any other provisions of this Section, Landlord agrees that if the default complained of, other than for the payment of monies, is of such a nature that the same cannot be rectified or cured within the period requiring such rectification or curing as specified in the written notice relating thereto, then such default shall be deemed to be rectified or cured if Tenant within such period shall have commenced the rectification and curing thereof and shall continue thereafter with all due diligence as aforesaid.

The rights and remedies given to Landlord in this Section shall be in addition and supplemental to all other rights or remedies which Landlord may have under laws then in force.

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition herein contained for any subsequent breach. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease or of any right of Landlord to a forfeiture of the Lease by reason of such breach, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Additional Rental. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. Anything to the contrary notwithstanding contained in this Section, any written notice, other than as specifically set forth in this Section 31, required by any statute or law now or hereafter in force is hereby waived by Tenant to the fullest extent allowed under applicable law.

Landlord shall be in default of this Lease if Landlord fails to perform any obligation of Landlord contained in this Lease and such failure continues for thirty (30) days (or such shorter period of time if exigencies would compel a reasonable landlord to act in a sooner or longer period of time if reasonable given the nature of the required cure for such failure and if Landlord commences cure within such thirty (30) days and diligently prosecutes such cure to completion) after written notice from Tenant to Landlord specifying such failure. Upon the occurrence of a default by Landlord, Landlord shall be liable to Tenant for any and all damages sustained by Tenant as a result of Landlord’s breach.

30.      Rights and Remedies. All rights and remedies of Landlord herein shall be cumulative, and none shall be exclusive of any other, or of any rights and remedies allowed by law, and pursuit of any one of said rights or remedies does not preclude pursuit of any one or more of the other of said rights or remedies.

31.      Costs of Suit. If Tenant or Landlord shall bring an action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the prevailing party shall be entitled to recover all reasonable costs and expenses associated with such action, including reasonable attorneys' fees, from the non-prevailing party, with the court or other tribunal hearing such action to make such determinations.

32.      Severability. If any term of this Lease is declared to be illegal or unenforceable, the unaffected terms shall remain in full force and effect.

33.      Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

34.      Parties.    The words "Landlord" and "Tenant" as used herein shall include the parties to the Lease, whether singular or plural, masculine or feminine, or corporate, partnership, limited liability company or other entity and their heirs, personal representatives, successors and assigns.

35.      Waivers. No covenant, term or condition hereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver of the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition of this Lease. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition of this Lease unless otherwise expressly agreed to by Landlord in writing.

36.      Approval. This Lease is subject to the approval of the bank or other financial institution which will provide the financing for the Corporate Campus as that term is defined in Section 2.1 of the Purchase and Sale Agreement of even date herewith between Landlord and Tenant, including any refinancing thereof and Tenant and Landlord agree that this Lease shall be modified or altered to embody any reasonable terms required by said bank or other financial institution so long as such modification does not alter the financial obligations of Tenant.

37.      Controlling Law. This Lease is entered into in the State of Oklahoma and shall be enforced and construed in accordance with the laws thereof.

38.      Captions.    The captions of the paragraphs of this Lease and its Exhibits are for convenience only and are not a part of this Lease, and do not in any way limit or amplify the terms or provisions of this Lease, and shall not be considered in the construction or interpretation of any provision hereof.

39.      Relationship.    The parties agree that Landlord shall in no event be construed or held, by virtue of this Lease, to be an agent, partner, member or associate of Tenant in the conduct of any of Tenant's business, nor shall Landlord be liable for any debts incurred by Tenant in the conduct of Tenant's business.

40.      Entire Agreement.    This Lease, together with any later written modifications or amendments thereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any prior or contemporaneous agreements or understandings, whether written or oral, which the parties, their agents or representatives may have had relating to the subject matter hereof. No modification, alteration or waiver of any term, condition or covenant of this Lease shall be valid unless in writing, dated and signed by Landlord and Tenant.

41.      Corporate Authority.    If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the Bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall deliver to Landlord, within thirty (30) days after execution of this Lease, a certified copy of a resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

If Tenant is a limited liability company, general partnership, limited partnership, or limited liability partnership (collectively, a "partnership"), each individual executing this Lease on behalf of said company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said company or partnership in accordance with a duly adopted resolution of the managers or partners of said company or partnership or in accordance with the operating agreement of said company or partnership agreement of said partnership, and that this Lease is binding upon said company or partnership in accordance with its terms. If Tenant is a limited liability company or partnership, Tenant shall deliver to Landlord, within thirty (30) days after execution of this Lease, a certified copy of a resolution of the managers or members of said company or partners of said partnership authorizing or ratifying the execution of this Lease.

42.      Hazardous Waste. Tenant warrants, represents and covenants to Landlord that:

(a) Tenant's use of the Premises will at all times comply with and conform to all laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authority ("Laws") which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production or disposal (collectively "Treatment") of any waste, waste products, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous materials of any kind, and any substance which is regulated by any law, statute, ordinance, rule or regulation (collectively "Waste"). Tenant further covenants that it will not engage in or permit any party to engage in any Treatment of any Waste on or which affects the Premises, unless said Treatment complies with and conforms to all Laws relating to such Waste.

(b) Immediately upon receipt of any Notice, as hereinafter defined, from any party, Tenant or Landlord (as the case may be) shall promptly deliver to the other a true, correct and complete copy of any written Notice or a true, correct, and complete report of any nonwritten Notice. Additionally, Tenant or Landlord (as the case may be) shall notify the other immediately after having knowledge of any Treatment of Waste, which does not comply with or conform to all Laws relating to such Waste or any Spill, as hereinafter defined, of Waste in or affecting the Premises. For purposes of this Section, "Notice" shall mean any note, notice, or report of any of the following:

(i) any suit, proceeding, investigation, order, consent order, injunction, writ, award, or action related to or affecting or indicating the Treatment of any Waste in or affecting the Premises;

(ii) any spill, contamination, discharge, leakage, release or escape of any Waste in or affecting the Premises, whether sudden or gradual, accidental or anticipated, or of any other nature (hereinafter "Spill");

(iii) any dispute relating to Tenant's or any other party's Treatment of any Waste or any Spill in or affecting the Premises;

(iv) any claims by or against any insurer related to or arising out of any Waste or Spill in or affecting the Premises;

(v) any recommendations or requirements of any governmental or regulatory authority, insurer or board of underwriters relating to any Treatment of Waste or a Spill in or affecting the Premises;

(vi) any legal requirement or deficiency related to the Treatment of Waste or any Spill in or affecting the Premises; or

(vii) any tenant, licensee, concessionaire, manager, or other party or entity occupying or using the Premises or any part thereof which has engaged in or engages in the Treatment of any Waste in or affecting the Premises.

(c) In the event that (i) Tenant has caused, suffered or permitted, directly or indirectly, any Spill in or affecting the Premises, or (ii) any Spill of any Waste has occurred on the Premises during the term of this Lease (except that Tenant shall not be responsible for any such action below if such Spill or any Waste was caused in whole or in part by Landlord), then Tenant shall immediately take all of the following actions,:

(i) notify Landlord, as provided herein;

(ii) take all steps necessary or desirable, in Landlord's reasonable opinion, to clean up such Spill and any contamination related to the Spill, all in accordance with the requirements, rules and regulations of any state or federal environmental department or agency having jurisdiction over the Spill;

(iii) fully restore the Building and the Land to its condition prior to the Spill;

(iv) allow Landlord or its agents and any state or federal environmental department or agency having jurisdiction thereof to monitor and inspect all cleanup and restoration related to such Spill; and

(v) at the written request of Landlord, post a bond or obtain a letter of credit for the benefit of Landlord (drawn upon a company or bank satisfactory to Landlord) or deposit an amount of money in an escrow account under Landlord's name upon which bond, letter of credit or escrow Tenant may draw, and which bond, letter of credit or escrow shall be in an amount sufficient to meet all of Tenant's obligations under this Section 42(c). Landlord shall have the unfettered right to draw against the bond, letter of credit or escrow in its discretion in the event that Tenant is unable or unwilling to meet its obligations under this paragraph or, if Tenant fails to post a bond or obtain a letter of credit or deposit such cash as is required herein, then Landlord, at Tenant's cost and expense, may, but shall have no obligation, do so for the benefit of Tenant and do those things which Tenant is required to do under this Section 42(c) (ii), (iii) and (iv).

(d) Tenant hereby agrees that it will indemnify, defend, save and hold harmless Landlord and Landlord's members, officers, agents, representatives, and employees (collectively "Indemnified Parties") against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, court costs, administrative costs, costs of appeals and all clean up, administrative, fines, penalties and enforcement costs of applicable governmental agencies) which may be incurred by or asserted against the Indemnified Parties by reason or arising out of: (i) the breach of any representation or undertaking of Tenant under this Section, or (ii) the Treatment of any Waste by Tenant or any tenant, licensee, concessionaire, manager, or other party occupying or using the Premises, in or affecting the Premises, or (iii) any Spill (but only to the extent of the terms of this Section 42), or (iv) the presence of any Waste upon the Premises (but only to the extent of the terms of this Section 42), whether or not caused by Tenant.

(e) Tenant represents and warrants to Landlord that Tenant has provided to Landlord true, complete and correct copies of all Environmental Site Assessment reports relating to the Premises in Tenant’s possession, and that Tenant has no knowledge of any Waste or other hazardous or toxic materials in, on, under or otherwise affecting the Premises.

43.      Limitation of Landlord's Liability. Tenant agrees that it shall look solely to (i) the net rents, issues, profits and other income received from the operation of the Premises, and (ii) the estate and property of Landlord in the Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of the holder of any mortgage or deed of trust encumbering the Premises. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied between Landlord and Tenant that Landlord's interest in the Premises shall be subject to impressment of an equitable lien or otherwise.

44.      Transfer of Landlord's Interest. In the event of the sale, assignment or transfer by

Landlord of its interest in the Premises or in this Lease (other than a collateral assignment to secure a debt of Landlord) to a successor in interest who expressly assumes the obligations of Landlord under this Lease, Landlord shall be released and discharged from all of its covenants and obligations under this Lease, except obligations which have accrued prior to any sale, assignment or transfer; and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations. Any security given by Tenant to Landlord to secure performance by Tenant of its obligations under this Lease may be assigned by Landlord to its successor in interest; and, upon acknowledgment by the successor of receipt of that security and its express assumption of the obligation to account to Tenant for that security in accordance with the terms of this Lease, Landlord shall be discharged of any further obligation relating thereto. Landlord's assignment of the Lease or of its interest in the Premises shall not affect Tenant's obligations under this Lease. Tenant shall attorn and look to Landlord's assignee, as landlord, provided Tenant has first received written notice of the assignment of Landlord's interest. Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Premises and/or this Lease.

45.      Brokers. Tenant and Landlord each mutually represent and warrant to the other that it has not dealt with, and is not obligated to pay, any fees or commissions to any broker in connection with this lease transaction other than (i) CBRE, Inc. has been retained by and will be paid by Tenant and (ii) Newmark Grubb Levy Strange Beffort has been retained by and will be paid by Landlord.

46.     Parking. Tenant shall have the right to use the land designated for Tenant parking on Exhibit A, the portion of the Leased Premises (the “Parking Lot”) for loading and parking. In this regard, Tenant, by executing this Lease hereby accepts the Parking Lot as being adequate to serve the Leased Premises and acknowledges that the same is in compliance with all applicable Tulsa Zoning Code provisions involving parking and loading. Tenant hereby accepts the parking lot in an as-is condition and shall be responsible for maintenance, repair, resurfacing, restriping, or whatever is necessary to maintain said parking lot in a safe, neat, and sightly condition and in compliance with all handicapped parking requirements or ADA requirements. Further, Tenant shall cooperate with Landlord in any such efforts in this regard. In order to protect persons and property from injury or damage due to fire or other casualty and to provide suitable parking for visitors and the handicapped, Tenant agrees to restrict the parking of its motor vehicles and the motor vehicles of all of its employees, agents, contractors, licensees, customers, guests and invitees to those striped, designated parking areas provided within the Parking Lot as the same may be configured from time to time so that all roadways, driveways, and aisles shall remain open and unobstructed at all times for use as fire lanes and those parking spaces reserved for visitors and the handicapped will be available to those for whom they are intended. Should a motor vehicle be parked by Tenant or by any of its employees, agents, contractors, licensees, customers, guests and invitees other than in such designated parking areas, Tenant covenants and agrees that Landlord may remove or cause the removal of such motor vehicle from the Parking Lot at the cost of the owner thereof, and Landlord shall not be liable to such owner or any other person for any loss or damage which may result therefrom. The parking spaces provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever (except its 30% share of maintenance as a Common Area Maintenance change) from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant, its employees, agents, contractors, licensees, customers, guests and invitees.

47.      Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

48.      Submission of Lease. This Lease is not effective until it is signed by both parties and a signed counterpart is delivered to Tenant.

49.      Patriot Act Representation. Landlord and Tenant each represent to the other that:

(1) its property interests are not blocked by executive Order No. 13224, 66 Fed. Reg. 49079; (2) it is not a person listed on the Specially Designated Nationals and Blocked Persons list of the Office of Foreign Assets Control of the United States Department of the Treasury, and (3) it is not acting for or on behalf of any person on that list.

50.      Waiver of Landlord’s Lien. Landlord herby waives and disclaims all statutory, contractual or other landlord’s lien rights in Tenant’s furniture, fixtures, trade fixtures, equipment, merchandise and other property now or hereinafter placed at the Premises.

51.     Landlord’s Rights in Tenant’s Property.

a)     [Intentionally deleted].

b)     Landlord’s Rights Upon Tenant’s Abandonment of Property. Upon the expiration of this Lease or if the Leased Premises should be vacated at any time, or abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination the Tenant or Tenant’s agents, subtenants or any other person should leave any property of any kind or character on or in the Leased Premises, the parties’ rights with respect to any abandoned personal property shall be solely governed by 41 O.S. §52 (1988).

52.      Tenants Right to Encumber Tenant’s Personal Property. Tenant shall have the right from time to time to grant and assign a mortgage or other security interest in all of the Tenant’s personal property, including trade fixtures, located on or within the Premises to its lenders in connection with Tenant’s financing arrangements, and any lien of Landlord against Tenant’s personal property or trade fixtures (whether by Statue or otherwise) shall be subject and subordinate to such security interest.

[Remainder of Page Intentionally Left Blank]

TENANT:

Hilti, Inc.,

an Oklahoma Corporation

By:      __________________________

Name:  __________________________

Title:   __________________________

LANDLORD:

Educational Development Corporation,

an Oklahoma corporation

By:      __________________________

Name: _________________________

Title: __________________________

EXHIBIT A

Legal Description of the Building/Premises

Subdivision: METRO PARK RESUB L1 B3

Legal: LTS 1 & 2 BLK 1 & ALL VAC 53RD ST & VAC 120TH E AVE & 54TH ST & LTS 1 THRU 4 & PRT VAC 55TH ST & VAC 119TH ST ADJ ON W & S THEREOF BLK 2

Section: 32  Township: 19  Range: 14

Addendum No. 1 Lease Agreement

This is Addendum No. 1 to that certain Lease Agreement (the “Lease”) dated December 1, 2015 between Educational Development Corporation (“Landlord”) and HILTI, INC. (“Tenant”), related to property located at 5400 S. 122nd East Avenue, Tulsa, Oklahoma, as more particularly described in the Lease.

Capitalized terms used in this Addendum without definition have the meanings ascribed to them in the Lease.

The Parties agree to amend the Lease as follows:

1.

Regarding the property and casualty insurance described in Section 11 (a)(ii) (A) and (B), the parties have agreed that Landlord will carrier the required insurance on the entire Corporate Campus that includes the Premises, and Tenant will be responsible to reimburse Landlord 70% of the premiums for such coverage.

2.	Section 1 of the Lease is amended as follows: In addition to the parking spaces shown on Exhibit A-1, the parties have agreed that:
a.	The facilities maintenance employees of Tenant will be allowed to park their personal cars near the Power House so long as Tenant is responsible for maintaining the Power House.
b.	Tenant will be allowed to park its security vehicles near the existing security office so long as Tenant is responsible for security of the entire Corporate Campus

Executed effective the 1st day of December, 2015

LANDLORD;

Educational Development Corporation

a Delaware Corporation

By:      __________________________

Name: _________________________

Title: __________________________

TENANT:

Hilti, Inc.,

an Oklahoma Corporation

By:      __________________________

Name:  __________________________

Title:   __________________________